                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]


                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 2002
                    for Distribution Date of January 21, 2003



      COLLECTIONS
                                                                                                                   DOLLARS

      Payments received                                                                                          39,347,186.56
            Plus / (Less):
                      Net Servicer Advances                                                                         156,266.89
                                                                                                                 -------------

      Total Funds Available for Distribution                                                                     39,503,453.45
                                                                                                                 =============

      DISTRIBUTIONS


            Servicing Fee                                                                        1,154,925.00
            Trustee and Other Fees                                                                   5,698.42
                                                                                                 ------------

      Total Fee Distribution                                                                                      1,160,623.42

            Note Interest Distribution Amount - Class A-1                         176,613.39
            Note Interest Distribution Amount - Class A-2                         505,000.00
            Note Interest Distribution Amount - Class A-3                         733,125.00
            Note Interest Distribution Amount - Class A-4                         811,197.92
                                                                               -------------
                                                                                2,225,936.31

            Note Principal Distribution Amount - Class A-1                     30,955,757.34
            Note Principal Distribution Amount - Class A-2                              0.00
            Note Principal Distribution Amount - Class A-3                              0.00
            Note Principal Distribution Amount - Class A-4                              0.00
                                                                               -------------
                                                                               30,955,757.34
      Total Class A Interest and Principal Distribution                                                          33,181,693.65

            Note Interest Distribution Amount - Class B-1                         154,218.75
            Note Principal Distribution Amount - Class B-1                              0.00
                                                                               -------------

      Total Class B Interest and Principal Distribution                                                             154,218.75

            Note Interest Distribution Amount - Class C-1                         155,833.33
            Note Principal Distribution Amount - Class C-1                              0.00
                                                                               -------------

      Total Class C Interest and Principal Distribution                                                             155,833.33

            Note Interest Distribution Amount - Class D-1                          77,109.38
            Note Principal Distribution Amount - Class D-1                              0.00
                                                                               -------------

      Total Class D Interest and Principal Distribution                                                              77,109.38

            Spread Account Deposit                                                                                4,773,974.92
                                                                                                                 -------------

      Total Distributions                                                                                        39,503,453.45
                                                                                                                 =============

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 2002
                    for Distribution Date of January 21, 2003

      PORTFOLIO DATA:
                                                                               # of loans
            Beginning Aggregate Scheduled Balance                                  71,650                         1,139,684,018.25

                Less: Principal Balance                                                 0     (15,250,897.08)
                      Full Prepayments                                               (905)    (11,189,328.50)
                      Partial Prepayments                                               0               0.00
                      Liquidations                                                   (298)     (4,515,531.76)
                                                                                               -------------
                                                                                                                    (30,955,757.34)
                                                                                                                  ----------------
            Ending Aggregate Scheduled Balance                                     70,447                         1,108,728,260.91
                                                                                                                  ================

      OTHER RELATED INFORMATION:

      Spread Account:

            Beginning Balance                                                                  32,136,502.38
                  Deposits                                                                      4,773,974.92
                  Reductions                                                                            0.00
                                                                                               -------------
            Ending Balance                                                                                           36,910,477.30

            Beginning Initial Deposit                                                          12,500,000.00
                  Repayments                                                                            0.00
                                                                                               -------------
            Ending Initial Deposit                                                                                   12,500,000.00

      Modified Accounts:
            Principal Balance                                                                          0.00%                  0.00
            Scheduled Balance                                                                          0.00%                  0.00

      Servicer Advances:
            Beginning Unreimbursed Advances                                                     1,128,631.58
            New Advances                                                                          156,266.89
                                                                                               -------------
                                                                                                                      1,284,898.47

                                                                               # of loans
      Net Charge-Off Data:
            Charge-Offs                                                               621       3,846,744.60
            Recoveries                                                               (281)       (413,727.64)
                                                                                               -------------
            Net Charge-Offs                                                                                           3,433,016.96

                                                                               # of loans
      Delinquencies ( P&I):
            30-59 Days                                                              1,211      17,611,470.26
            60-89 Days                                                                277       4,043,271.27
            90-119 Days                                                               108       1,376,395.05
            120 days and over                                                           2          33,711.56

      Repossessions                                                                   134       1,197,875.02

      Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the
       Sale and Servicing Agreement)                                                    0                                     0.00

      Cumulative Charge-Off Percentage                                                                                        0.27%

      WAC                                                                                                                  12.2990%
      WAM                                                                                                                   59.556

                        WFS FINANCIAL 2002-3 OWNER TRUST

                           Distribution Date Statement

               for Master Service Report Date of December 31, 2002

                    for Distribution Date of January 21, 2003

                                   BEGINNING       NOTE QUARTERLY
               ORIGINAL           OUTSTANDING        PRINCIPAL         PRIOR
               PRINCIPAL           PRINCIPAL       DISTRIBUTABLE     PRINCIPAL
CLASSES         BALANCE             BALANCE            AMOUNT        CARRYOVER
  A-1        225,000,000.00      114,684,018.25     30,955,757.34         0.00

  A-2        300,000,000.00      300,000,000.00              0.00         0.00

  A-3        318,750,000.00      318,750,000.00              0.00         0.00

  A-4        278,125,000.00      278,125,000.00              0.00         0.00

  B-1         56,250,000.00       56,250,000.00              0.00         0.00

  C-1         50,000,000.00       50,000,000.00              0.00         0.00

  D-1         21,875,000.00       21,875,000.00              0.00         0.00

 TOTAL     1,250,000,000.00    1,139,684,018.25     30,955,757.34         0.00

             TOTAL                                    REMAINING        TOTAL
           PRINCIPAL      PRINCIPAL    CURRENT       OUTSTANDING     PRINCIPAL
         DISTRIBUTABLE   DISTRIBUTION PRINCIPAL       PRINCIPAL     AND INTEREST
CLASSES      AMOUNT         AMOUNT    CARRYOVER        BALANCE      DISTRIBUTION
  A-1    30,955,757.34  30,955,757.34      0.00     83,728,260.91  31,132,370.73

  A-2             0.00           0.00      0.00    300,000,000.00     505,000.00

  A-3             0.00           0.00      0.00    318,750,000.00     733,125.00

  A-4             0.00           0.00      0.00    278,125,000.00     811,197.92

  B-1             0.00           0.00      0.00     56,250,000.00     154,218.75

  C-1             0.00           0.00      0.00     50,000,000.00     155,833.33

  D-1             0.00           0.00      0.00     21,875,000.00      77,109.38

 TOTAL   30,955,757.34  30,955,757.34      0.00  1,108,728,260.91  33,568,855.11

                     NOTE QUARTERLY                      TOTAL
                        INTEREST          PRIOR        INTEREST        INTEREST      CURRENT                DEFICIENCY       POLICY
   NOTE    INTEREST   DISTRIBUTABLE      INTEREST    DISTRIBUTABLE   DISTRIBUTION    INTEREST                 CLAIM          CLAIM
 CLASSES     RATE        AMOUNT         CARRYOVER       AMOUNT          AMOUNT      CARRYOVER                 AMOUNT         AMOUNT
   A-1     1.73250%    176,613.39          0.00       176,613.39      176,613.39       0.00                     0.00          0.00

   A-2     2.02000%    505,000.00          0.00       505,000.00      505,000.00       0.00                     0.00          0.00

   A-3     2.76000%    733,125.00          0.00       733,125.00      733,125.00       0.00                     0.00          0.00

   A-4     3.50000%    811,197.92          0.00       811,197.92      811,197.92       0.00                     0.00          0.00

   B-1     3.29000%    154,218.75          0.00       154,218.75      154,218.75       0.00                     0.00          0.00

   C-1     3.74000%    155,833.33          0.00       155,833.33      155,833.33       0.00                     0.00          0.00

   D-1     4.23000%     77,109.38          0.00        77,109.38       77,109.38       0.00                     0.00          0.00

                                                                                                      Note Percentage   100.000000%

                                                                                               Certificate Percentage     0.000000%
  TOTAL              2,613,097.77          0.00     2,613,097.77    2,613,097.77       0.00


                        WFS FINANCIAL 2002-3 OWNER TRUST

                              Officer's Certificate
               for Master Service Report Date of December 31, 2002
                    for Distribution Date of January 21, 2003





  Detailed Reporting

     See Schedule F

  WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2002 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2002.


                                        ---------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller


                                        ---------------------------------------
                                        Mark Olson
                                        Senior Vice President
                                        Controller